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                                     EXHIBIT



                                      10.21


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                                  OFFICE LEASE


         This Office Lease, which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in SECTION 1 of the Summary, is made by and between TEN 9 FIFTY, L.L.C., a Delaware limited liability company ("Landlord") and UNAPIX ENTERTAINMENT, INC., a Delaware corporation ("Tenant").

                                    ARTICLE 1

                         PROJECT, BUILDING AND PREMISES

         1.1      PREMISES, BUILDING, PROJECT AND COMMON AREAS.

                  1.1.1 THE PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in SECTION
6.2 of the Summary (the "Premises"), which Premises are located in the building whose address is set forth in SECTION 6.1 of the Summary (the "Building"), reserving, however to Landlord: (i) all of the Building, except for the space within the inside surfaces bounding the Premises, and except as provided below in this ARTICLE 1, and (ii) the rights, interests and estates reserved to Landlord by provisions of this Lease or operation of law. The outline of the Premises is set forth in EXHIBIT A attached hereto.

                  1.1.2 THE BUILDING AND THE PROJECT. The Building is part of an office park known as "Ten 9 Fifty" which contains additional buildings, including a studio/creative offices building and parking structure (individually, an "Adjacent Building" or collectively, the "Adjacent Buildings"). The term "Project," as used in this Lease, shall mean (i) the Building, the Adjacent Buildings and the "Common Areas," as that term is defined in SECTION 1.1.3 below, (ii) the land (which is improved with landscaping, surface parking areas and other improvements) upon which the Building, the Adjacent Buildings and the Common Areas are located and (iii) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Project except as specifically set forth in the Lease.

                  1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules, regulations and restrictions attached hereto as EXHIBIT B (the "Rules and Regulations"), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord, and may include, without limitation, any parking facilities, fixtures, systems, signs, facilities, gardens, parks or other landscaping used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, park or other facilities open to the general public and roadways, sidewalks, walkways, parkways, driveways and landscape areas appurtenant to the Project. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building and may include, without limitation, the common entrances, lobbies, restrooms, elevators (if any), stairways and accessways, loading docks, ramps, drives, platforms, passageways, serviceways, common pipes, conduits, wires, equipment, loading and unloading areas, and trash areas servicing the Building. The manner in which the Common Areas are maintained and operated shall be consistent with comparable creative office/studio buildings in the vicinity of the Building. Landlord reserves the right without notice to Tenant to make alterations or additions to or to change the location of elements of the Project and the Common Areas, provided that the making of such additions and alterations will not unreasonably interfere with Tenant's use of and access to the Premises.

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         1.2 USABLE AND RENTABLE SQUARE FEET. The rentable square feet of the
Building is stipulated to be as set forth in SECTION 6 of the Summary, and is not subject to adjustment or modification by Tenant. The usable and rentable square feet of the Premises shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996 ("BOMA"). The usable and rentable square feet of the Premises shall be initially verified by Landlord's planner/designer after construction of the Tenant Improvements, and is subject to subsequent verification from time to time by Landlord's planner/designer. Such verification shall be made in accordance with the provisions of this Section 1.2. Tenant's architect may consult with Landlord's planner/designer regarding such verification; provided, however, the determination of Landlord's planner/designer shall be conclusive and binding upon the parties. In the event that Landlord's planner/designer determines that the usable and rentable square footage shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect usable and rentable square feet (including, without limitation, the amount of the Base Rent, Tenant's Share and the Tenant Improvement Allowance) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

                                    ARTICLE 2

                                   LEASE TERM

         The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in SECTION 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in SECTION 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in SECTION 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12)-month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, which Tenant shall execute and return to Landlord within five
(5) days of receipt thereof.

                                    ARTICLE 3

                                    BASE RENT

         Tenant shall pay, without notice or demand, to Landlord at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in the form of a check (which is drawn upon a bank which is located in the State of California) or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ( "Base Rent") as set forth in SECTION 8 of the Summary, payable in equal monthly installments as set forth in SECTION 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise provided in this Lease. The Base Rent for the first full calendar month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any "Rent," as that term is defined in SECTION 4.1, below, payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month, the Rent for any fractional calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

         4.1 ADDITIONAL RENT. In addition to paying the Base Rent specified in
ARTICLE 3 of this Lease, Tenant shall pay as additional rent (i) "Tenant's Share" of the annual "Operating Expenses," as those terms are defined in SECTIONS 4.2.5 AND 4.2.3 of this Lease, respectively, allocated to the tenants of the Building pursuant to the terms of the SECTION 4.3 below, to the

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extent such Operating Expenses allocated to the tenants of the Building are in excess of Tenant's Share of Operating Expenses applicable to the "Base Year," as that term is defined in SECTION 4.2.1 of this Lease, and (ii) Tenant's Share of the annual "Tax Expenses," as that term is defined in SECTION 4.2.4 of this Lease, allocated to the tenants of the Building pursuant to the terms of SECTION
4.3 below, to the extent such Tax Expenses allocated to the tenants of the Building are in excess of Tenant's Share of Tax Expenses applicable to the Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this ARTICLE 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this ARTICLE 4 shall survive the expiration of the Lease Term.

         4.2 DEFINITIONS. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

                  4.2.1 "Base Year" shall mean the period set forth in SECTION
9.1 of the Summary.

                  4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

                  4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, or any portion thereof, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities (excluding the cost of electricity consumed in the Premises and other tenants' premises as set forth in SECTION
4.2.3 (J) below and the cost of heating and air conditioning for the Premises and other tenants' premises as set forth in Section 4.2.3(K) below), the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a governmentally mandated transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Project, in such amounts as Landlord may reasonably determine; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Project; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project; (x) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America N.T.&S.A., as its prime rate, plus 2% per annum [the "Interest Rate"]) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; and (xi) the cost

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of capital improvements or other costs incurred in connection with the Project
(A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, but only to the extent of the reasonably anticipated savings, or (B) that are required under any governmental law or regulation enacted after the Lease Commencement Date; provided, however, that each such permitted capital expenditure set forth in items (A) and (B) above shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If the Project is less than ninety-five percent (95%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound real estate management principles, to determine the amount of Operating Expenses that would have been paid had the Project been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include (A) bad debt expenses and interest, principal payments, attorneys' fees, points and fees on debts, including lender costs and closing costs (except in connection with the financing of items which may be included in Operating Expenses) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Building or Project; (B) legal fees incurred in negotiating and enforcing tenant leases; (C) marketing costs, including leasing commissions, incurred in connection with lease, sublease and/or assignment transactions with present or prospective tenants or other occupants of the Project ; (D) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project;; (E) the cost of providing any service directly to and paid directly by any tenant; (F) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (G) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall not be included within Operating Expenses) or from a third party; (H) costs of capital additions, capital alterations, or capital improvements, (including replacements in excess of a total $15,000.00 per Expense Year), except those set forth in SECTIONS 4.2(X) AND 4.2(XI) ABOVE; (I) Tax Expenses; (J) the cost of electricity consumed in the Premises and the premises of other tenants since Tenant is directly paying for the cost of electricity consumed in the Premises pursuant to SECTION 6.1.2 below; (K) the cost of heating and air conditioning supplied to the Premises and the premises of other tenants since Tenant is directly paying for its share of the cost of such heating and air conditioning pursuant to Section 6.1.1. below;
(L) costs incurred to comply with laws relating to the removal of any Hazardous Materials (as such term is defined in SECTION 5.2.3 below) which were in existence in the Building or Project prior to the date of execution of this Lease, and were of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they existed in the Building or Project as of such date, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; (M) costs incurred to remove, remedy, contain, or treat Hazardous Materials, which are brought into the Building or Project after the date hereof by Landlord Landlord's employees, agents or contractors and which are of such a nature, at the time of such introduction, that a federal, state or municipal governmental authority, if it had then had knowledge of such Hazardous Materials would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; (N) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (O) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; (P) costs and the overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (Q) advertising and

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promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs; (R) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due; (S) costs arising from Landlord's charitable or political contributions; (T) costs for the acquisition of sculpture, paintings or other objects of art which are not, as of the date of execution of this Lease, located in the Project (the costs of maintenance and repair of such items may be included in Operating Expenses); (U) costs, including, but not limited to, attorneys' fees associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the maintenance, repair and operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, and costs of any disputes between Landlord and its employees, disputes of Landlord with Project management or personnel; and (V) the cost of correcting any latent defects in the initial design or construction of the Building or the Project improvements.

                  4.2.4 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project. For purposes of this Lease, Tax Expenses shall be calculated during each Expense Year (including the Base Year) as if the tenant improvements in the Project were fully constructed and the Project, and all tenant improvements in the Project were fully assessed (at building standard buildout) for real estate tax purposes.

                  4.2.4.1 Tax Expenses shall include, without limitation:

                           (i) Any assessment, tax, fee, levy or charge in
addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                           (ii) Any assessment, tax, fee, levy, or charge
allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                           (iii) Any assessment, tax, fee, levy or charge, upon
this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                           (iv) Any possessory taxes charged or levied in lieu
of real estate taxes.

                  4.2.4.2 Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

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                  4.2.4.3 Notwithstanding anything to the contrary set forth in this SECTION 4.2.4, in no event shall the Tax Expenses for any Expense Year following the Base Year be less than the component of Tax Expenses for the Base Year.

                  4.2.4.4 Notwithstanding anything to the contrary contained in this SECTION 4.2.4 (except as set forth in SECTION 4.2.4.1 or levied in whole or part in lieu of Tax Expenses), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project) and (ii) any items included as Operating Expenses.

                  4.2.5 "Tenant's Share" shall mean the percentage set forth in
SECTION 9.2 of the Summary, which has been calculated by dividing the number of rentable square feet of the Premises (as set forth in SECTION 6.2 of the Summary) by the total rentable square feet of the Building (as set forth in
SECTION 6.3 of the Summary).

         4.3 ALLOCATION OF OPERATING EXPENSES AND TAX EXPENSES TO TENANTS OF THE BUILDING. Operating Expenses and Tax Expenses are determined annually for the Project. Since the Building is only one of the buildings which constitute the Project, Operating Expenses and Tax Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Project. The portion of Operating Expenses and Tax Expenses allocated to the tenants of the Building shall consist of (i) all Operating Expenses and Tax Expenses attributable solely to the Building and (ii) an equitable portion of Operating Expenses and Tax Expenses attributable to the Project as a whole and not attributable solely to the Building or to any Adjacent Building in the Project. Additionally, in allocating Operating Expenses and Tax Expenses to the tenants of the Building, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and Tax Expenses allocable to tenants of the Project among different tenants of the Project (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project, the retail space tenants of the Project and/or the stage tenants of the Project.

         4.4      CALCULATION AND PAYMENT OF ADDITIONAL RENT.

                  4.4.1 CALCULATION OF EXCESS. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant's Share of Operating Expenses for such Expense Year allocated to the Building exceeds Tenant's Share of the amount of Operating Expenses applicable to the Base Year allocated to the Building, and/or (ii) Tenant's Share of Tax Expenses for such Expense Year allocated to the Building exceeds Tenant's Share of the amount of Tax Expenses applicable to the Base Year allocated to the Building, then Tenant shall pay to Landlord, in the manner set forth in SECTION 4.4.2, below, and as Additional Rent, an amount equal to such excess of the Operating Expenses and/or the Tax Expenses, as applicable (the "Excess").

                  4.4.2 STATEMENT OF ACTUAL OPERATING EXPENSES AND TAX EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant, on or before the first day of April following the end of each Expense Year, a statement (the "Statement") which shall separately state the Operating Expenses and Tax Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the Building, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in SECTION 4.4.3 below. If the amount of the Excess for such Expense Year is less than the amount paid by Tenant as Estimated Excess for such Expense Year, Landlord shall credit the difference against the Additional Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this ARTICLE 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses and Tax Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of SECTION 4.4.1 of this Lease and Landlord shall return to Tenant any amount by

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which the Estimated Statement exceeds the Statement. The provisions of this
SECTION 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

                  4.4.3 STATEMENT OF ESTIMATED OPERATING EXPENSES AND TAX EXPENSES. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses and Tax Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") which shall be (i) the positive amount, if any, by which Tenant's Share of Operating Expenses allocated to the tenants of the Building, which shall be based upon the Estimate, exceeds Tenant's Share of Operating Expenses applicable to the Base Year, plus (ii) the positive amount, if any, by which Tenant's Share of Tax Expenses allocated to the tenants of the Building, which shall be based upon the Estimate, exceeds Tenant's Share of Tax Expenses applicable to the Base Year. The Estimate Statement for any Expense Year may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this ARTICLE 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay to Landlord, with its next installment of Base Rent due, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimated Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this SECTION 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

         4.5 ALLOCATION OF OPERATING EXPENSES AND TAX EXPENSES. Notwithstanding anything to the contrary set forth in this ARTICLE 4, when calculating the amount of Operating Expenses and Tax Expenses for the Base Year, such Operating Expenses and Tax Expenses shall not include (i) any increase in Tax Expenses attributable to special assessments, charges, costs, or fees, or due to modifications or changes in governmental laws or regulations, including but not limited to the institution of a split tax roll, (ii) market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, (iii) utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and (iv) amortized costs relating to capital improvements or expenditures.

         4.6 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

                  4.6.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; or

                  4.6.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, any portion of the Project or the parking facilities used by Tenant in connection with this Lease.

         4.7 LANDLORD'S BOOKS AND RECORDS. In the event Tenant disputes the amount of the Operating Expenses and Taxes set forth in the Statement delivered by Landlord to Tenant pursuant to SECTION 4.4.2 above, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to inspect, at Landlord's office during normal business hours, Landlord's books and records concerning the Operating Expenses and Taxes set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses and Taxes set forth in any Statement, unless Tenant does so within one (1) year immediately following Landlord's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.7, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. If after such inspection, Tenant still disputes the amount of the Operating Expenses and Taxes set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which shall be one of the "Big 6" national accounting firms, as selected by Tenant and reasonably approved by Landlord (the "Accountant"), to commence and complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses and Taxes incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement, which audit shall be final and binding upon Landlord and Tenant. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by more than five percent (5%) of the Operating Expenses and Taxes. The payment by Tenant of any amounts pursuant to this
ARTICLE 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and request that Landlord have the Accountant conduct the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses and Taxes shown thereon.

                                    ARTICLE 5

                                 USE OF PREMISES

         5.1 GENERAL PROVISIONS. Tenant shall use the Premises solely for general office purposes, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever, and shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Building. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions ("CC&R's") now or hereafter affecting the Project, so long as such CC&R's do not (i) unreasonably interfere with Tenant's access to the Premises and the permitted use provided above in this SECTION 5.1, or (ii) materially and adversely increase Tenant's obligations under this Lease.

         5.2      OTHER TERMS.

                  5.2.1 PROHIBITION. Tenant shall not cause or permit any "Hazardous Material" as that term is defined below, to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Project by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees; provided, however, Tenant may use ordinary office supplies in the Premises in ordinary amounts so long as the same are used, stored and disposed of in compliance with all Hazardous Materials laws. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of the foregoing prohibition by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees. In the event that Hazardous Materials are discovered upon, in, or under the Project, and any governmental agency or entity having jurisdiction over the Project requires the removal of such Hazardous Material, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Project by Tenant or its affiliates, agents, employees, contractors, sublessees assignees or invitees.

                  5.2.2 NOTICE REQUIREMENTS. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises, the Building or the Project without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Building, the Project or any portion thereof, (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials laws; (iii) any claim made or threatened by any person against Tenant, the Premises, the Building or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, or, under or about or removed from the Premises, the Building or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Hazardous Materials. The respective rights and obligations of Tenant and Landlord under this ARTICLE 5 shall survive the expiration or earlier termination of this Lease.

                  5.2.3 DEFINITIONS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

         6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

                  6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and Saturday during the period from 8:00 a.m. to 1:00 p.m.; except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and other nationally or locally recognized holidays (collectively, the "Holidays" ). Tenant shall pay Tenant's portion of the cost of providing heating and air conditioning to the Building during the hours stated above, which portion shall be calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet of premises (including the Premises) in the Building which are occupied. Said amount shall be billed to and paid by Tenant as part of Tenant's payment of electricity costs pursuant to Section 6.1.2 below.

                  6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Tenant shall pay directly to Landlord, within ten (10) days after demand and as additional rent under this Lease (and not as part of the Operating Expenses), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and electricity for heating and air conditioning provided to the Premises pursuant to Section 6.1.1 above)), which electricity shall be separately metered, at Tenant's cost. In addition, Tenant shall bear the cost of replacement of non-standard lamps, starters and ballasts for lighting fixtures within the Premises.

                  6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

                  6.1.4 Landlord shall provide customary janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

                  6.1.5 Landlord shall provide Tenant with access to the Premises twenty four (24) hours a day and seven (7) days a week.

                  6.1.6 Landlord shall, throughout the Lease Term, retain a reputable and licensed security services firm for the provision of Building security pursuant to such security procedures, hours, rules and scheduling as Landlord shall determine; provided, however, that neither Landlord nor any of the "Landlord Parties" (as defined in SECTION 10 below) shall be liable for, and Landlord and the Landlord Parties are hereby released from any responsibility for, any damage either to person or property or any losses, costs, expenses or claims incurred in connection with or arising from any acts or omissions of Landlord's security personnel. Tenant may, at its own expense, install its own security system ("Tenant's Security System") in the Premises; provided, however, that Tenant shall obtain Landlord's prior consent with respect to the plans and specifications for Tenant's Security System (which consent shall not be unreasonably withheld, conditioned or delayed), and shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is reasonably compatible with Landlord's security system and the Building systems. To the extent that Tenant's Security System is not reasonably compatible with Landlord's security system and/or the Building systems, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System.

         6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of SECTION
6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to
SECTION 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of SECTION 6.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and

Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time reasonably establish for the Building. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

         6.3 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent, except as provided in Section 6.4, or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except for special abatement provided in Section 6.4 below) or performing any of its obligations under this Lease (except as provided in Section 6.4 below). Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this ARTICLE 6.

         6.4 SPECIAL ABATEMENT OF RENT. Notwithstanding the provisions of
SECTION 6.3 above to the contrary, in the event that during the Lease Term Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of (i) any failure by Landlord to provide any of the essential utilities and services to the Premises required to be provided by Landlord under SECTION 6.1 of this Lease, (ii) any failure by Landlord to provide access to the Premises (including, without limitation, as a result of any Renovations undertaken by Landlord pursuant to SECTION 29.24 of this Lease), or (iii) any failure by Landlord to perform Landlord's repair obligations pursuant to SECTION 7.1 below, and such failure is not the result of the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees (such event shall be known as a "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event. If such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice from Tenant or ten (10) business days after Landlord's receipt of any such notice in any twelve (12) consecutive month period ("Eligibility Period"), then the Base Rent and Tenant's Share of Operating Expenses and Taxes shall be abated or reduced, as the case may be, during such time after the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the usable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total usable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Operating Expenses and Taxes shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant re-occupies any portion of the Premises during such period, the rent allocable to such re-occupied portion, based on the proportion that the usable area of such re-occupied portion of the Premises bears to the total usable area of the Premises, shall be payable by Tenant from the date Tenant re-occupies such portion of the Premises. Except as expressly provided in this
SECTION 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. Notwithstanding the foregoing provisions of this SECTION 6.4 to the contrary which limits Tenant's right to abatement for only those time periods which follow the Eligibility Period, (A) to the extent Tenant is specifically entitled to abatement without regard to the Eligibility Period because of an eminent domain taking and/or because of a casualty damage or destruction pursuant to the provisions of Articles 11 or 13 below, then the Eligibility Period shall not be applicable, and (B) the Eligibility Period shall also not be applicable following the occurrence of any other Abatement Event described above which is not an eminent domain taking or a casualty damage or destruction, to the extent and for the number of days that Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses.

                                    ARTICLE 7

                                     REPAIRS

         7.1 LANDLORD'S OBLIGATIONS. Landlord shall maintain and repair, in good order and condition, the structural components of the Building, the Common Areas and the Building's basic systems and equipment (including the Building's HVAC system serving the Premises, but not Tenant's supplemental HVAC equipment, if any).

         7.2 TENANT'S OBLIGATIONS. Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation ARTICLE 8 hereof, keep non-structural portions of the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation ARTICLE 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, that any such entry shall be accomplished as expeditiously as possible and in such a manner as not to unreasonably interfere with Tenant's use of the Premises. Tenant hereby waives and releases its right to make repairs at Landlord's expense under SECTIONS 1941 AND 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

         8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided that Landlord shall not be required to consent to any Alterations which cause Hazardous Material to be incorporated into or brought into the Project or Premises. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as EXHIBIT D, and not the terms of this
ARTICLE 8. Notwithstanding the foregoing to the contrary, Tenant may make purely cosmetic changes to the Premises (i.e., changes to the carpet, wallcovering and paint) and non-structural changes to the Premises (such cosmetic and non-structural changes to be referred to hereafter collectively as the "Acceptable Changes") without Landlord's prior consent provided (i) Tenant delivers to Landlord written notice of such Acceptable Changes at least fifteen
(15) days prior to the commencement thereof, (ii) such Acceptable Changes do not cost in excess of Five Thousand Dollars ($5,000.00) for any one (1) job, (iii) such Acceptable Changes do not cause Hazardous Material to be introduced into the Project or Premises; (iv) such Acceptable Changes do not affect the exterior appearance of the Building or Common Areas, or the structural aspects of the Building, or the systems and equipment of the Premises or Building; and (v) such Acceptable Changes do not require a building permit.

         8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by Culver City, in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Project, Building or Common Areas or any portion thereof, by any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. Upon completion of any Alterations, Tenant agrees to cause a timely Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with the terms of SECTION 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations.

         8.3 PAYMENT FOR IMPROVEMENTS. The cost of all Alterations shall be paid by Tenant. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord an administrative fee of ten percent (10%) of the cost of the Alterations (excepting the Acceptable Changes described in 8.1) to compensate Landlord for the cost of Landlord's review of plans and other review of and involvement with such work.

         8.4 CONSTRUCTION INSURANCE. In the event that Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to ARTICLE 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

         8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement or refurbishment allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given upon any earlier termination of this Lease, require Tenant at Tenant's expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

         Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring ten (10) business days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                                    INSURANCE

         10.1 INDEMNIFICATION AND WAIVER. To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except for gross negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord.

         10.2 LANDLORD'S CASUALTY INSURANCE; TENANT'S COMPLIANCE WITH LANDLORD'S CASUALTY INSURANCE. Landlord shall insure the Building during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief. Such coverage shall be for full replacement cost or value (as determined by Landlord) and with such deductibles, from such companies and on such terms and conditions, as Landlord may from time to time determine; provided, however, Landlord shall not be required to insure the Tenant Improvements, Alterations and/or any other items Tenant is required to insure pursuant to SECTION 10.3 below. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or Project or the ground or underlying lessors of the Building or Project, or any portion thereof. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of such coverage carried by Landlord. Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein which will (i) increase the premium of any insurance described in this Section 10.2; (ii) cause a cancellation of or be in conflict with any such insurance policies; or (iii) result in a refusal by insurance companies of good standing to insure the Building or Project in amounts reasonably satisfactory to Landlord; or (iv) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Premises. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

                  10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in SECTION 10.1 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate, and (ii) Personal Injury Liability - $2,000,000 each occurrence and $2,000,000 annual aggregate.

                  10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

                  10.3.3 Loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, to the Building or to the Project as a result of such perils; provided, however, Tenant may elect to self-insure for the insurance described by this SECTION 10.3.3 in which event, Tenant hereby waives any right it may have against Landlord with respect to any damage or loss which would otherwise have been covered by the insurance coverage described in this SECTION 10.3.3.

                  10.3.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant fails to carry the amounts and types of insurance required to be carried by it pursuant to this ARTICLE 10, in addition to any remedies Landlord may have under this Lease, such failure shall be deemed to be a covenant and agreement by Tenant to self-insure with respect to the type and amount of insurance which Tenant so failed to carry, with full waiver of subrogation with respect thereto.

         10.4 SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, or other similar insurance.

         10.5 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
ARTICLE 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord but only to the extent such increased amounts and other types of insurance are customarily required by landlords of comparable office and creative studio projects of similar size and quality as the Project.

Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to ARTICLE 11 or ARTICLE 13 below, Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under SECTION 10.3.2(ii) and 10.3.2(iii) of this Lease.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

         11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this ARTICLE 11, restore the base, shell, and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under SECTION 10.3.2(ii) and 10.3.2(iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

         11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of SECTION
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after Landlord becomes aware of such damage ("Landlord's Damage Notice"), such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies (but Landlord may terminate this Lease pursuant to this clause (iii) only if Landlord also terminates leases of other tenants in the Building containing similar termination rights in connection with similar uninsured damage to the Premises leased by such other tenants); provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to

Landlord's termination right as provided above, (B) the damage constitutes a "Tenant Damage Event" (as defined below), and (C) the repair of such damage cannot, in the reasonable opinion of Landlord as set forth in Landlord's Damage Notice, be completed within one hundred eighty (180) days after the date of the damage, then Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date set forth in Tenant's notice (not to be sooner than the date of such termination notice or later than ninety (90) days thereafter). Furthermore, if neither Landlord nor Tenant have terminated this Lease as provided above in this SECTION 11.2, and the repair of such damage is not actually completed by the date (the "Outside Repair Date") which is thirty (30) days after the later of (1) one hundred eighty (180) days after the date of such damage, or (2) the date estimated by Landlord for the completion of such repairs in Landlord's damage notice, as such Outside Repair Date shall be extended as a result of any delays in completion of such repairs due to acts or omissions of Tenant or any of Tenant's agents, contractors, employees, or delays due to Force Majeure set forth in Section 29.13 of this Lease, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) business days after the end of the Outside Repair Date. If Tenant so terminates this Lease as provided in the immediately preceding sentence, such termination shall be effective as of the date set forth in Tenant's termination notice, which date shall be no sooner than the date of such notice and no later than ninety (90) days thereafter. As used herein, a "Tenant Damage Event" shall mean damage to all or any part of the Premises or any Common Areas providing access to the Premises by fire or other casualty, which damage is not the result of the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, and which damage substantially interferes with Tenant's use of or access to the Premises and would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above..

         11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this ARTICLE 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

         11.4 DAMAGE NEAR END OF TERM. In the event that the Premises, the Building or the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this ARTICLE 11, Landlord shall have the option to terminate this Lease and to the extent such destruction or damage constitutes a Tenant Damage Event (as defined in Section 11.2 above) and the repair of same is reasonably expected to Landlord to require more than thirty (30) days to complete, Tenant shall have the option to terminate this Lease, by giving written notice to the other party of the exercise of such option within thirty (30) days after such party becomes aware of such damage or destruction. If either Landlord or Tenant exercises such option to terminate this Lease as provided in this SECTION 11.4,
(i) this Lease shall cease and terminate as of the date of such notice, (ii) Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and (iii) both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 12

                                    NONWAIVER

         No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

                                   ARTICLE 13

                                  CONDEMNATION

         If ten percent (10%) or more of the Premises, the Building or the Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety
(90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than ten percent (10%) of the rentable square feet of the Premises is taken, or if access to or parking for the Premises is substantially impaired as a result of such taking, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Building or the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to
Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

         14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant, its employees and independent contractors reasonably necessary for the conducting of Tenant's business (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty
(30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in SECTION 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer,
(iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT E, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under SECTION 19.1.7 of this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees (not to exceed two thousand dollars ($2,000.00), as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

         14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

                  14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

                  14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

                  14.2.3 The Transferee's intended use of the Premises is inconsistent with the permitted use specified in ARTICLE 5 above;

                  14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

                  14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease; or

                  14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the three (3)-month period immediately preceding the Transfer Notice.

                  In the event Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant may prosecute an action for declaratory relief to determine if Landlord properly withheld or conditioned its consent. If Landlord consents to any Transfer pursuant to the terms of this SECTION 14.2 (and does not exercise any recapture rights Landlord may have under SECTION 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to SECTION 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this
SECTION 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this ARTICLE 14 (including Landlord's right of recapture, if any, under SECTION 14.4 of this Lease).

         14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this SECTION 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee (the "Transferee's Rent") in excess of the Rent and Additional Rent payable by Tenant under this Lease, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises in connection with the Transfer or contributions to the cost thereof, or any reasonable moving costs, brokerage commissions, or lease takeover payments (all of which must be to unaffiliated parties or entities of Tenant and Tenant employee's) in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

         14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this ARTICLE 14, in the event that Tenant contemplates a Transfer which pertains to space which, when aggregated with prior Transfers, pertains to more than forty percent (40%) of the rentable square feet of the Premises, then Tenant shall give Landlord a notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). Such Intention to Transfer Notice may, at Tenant's option, also constitute the Transfer Notice described in SECTION 14.1 above, if the contemplated Transferee and terms of the Transfer have been determined by Tenant and such notice otherwise complies with the provisions of SECTION 14.1 above (in which event Tenant will not be required to deliver two (2) separate notices requesting Landlord's consent to the proposed Transfer). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to the terms of this SECTION 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, in connection with that Transfer and all subsequent Transfers, by giving written notice to Tenant within ten (10) business days after receipt of the Intention to Transfer Notice, to recapture the Contemplated Transfer Space for a period to commence on the Contemplated Effective Date and to continue until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice (the "Recapture Term"), and during such Recapture Term, the Lease shall terminate with respect to the Contemplated Transfer Space. If Landlord so elects to recapture the Contemplated Transfer Space, Tenant shall have the right to prevent such recapture by delivering written notice to Landlord containing Tenant's withdrawal of Tenant's Intention to Transfer Notice and agreement not to enter into a Transfer unless and until Tenant delivers to Landlord a subsequent Intention to Transfer Notice. In the event of a recapture by Landlord pursuant to this SECTION 14.4, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this SECTION 14.4 within such ten (10) business day period, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Contemplated Transfer Space to the proposed Transferee, subject to provisions of this ARTICLE 14 (including SECTION 14.2 above), and Landlord shall not have any right to recapture such Contemplated Transfer Space with respect to any Transfer thereof consummated within a period of six (6) months (the "Six-Month Period") commencing on the expiration of such ten (10) business day period; provided, however, that any such Transfer shall be subject to the remaining terms of this ARTICLE 14. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this SECTION 14.4.

         14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

         14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, except as expressly provided in SECTION 14.7 below, the term "Transfer" shall also include
(i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

         14.7 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, neither (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer under
ARTICLE 14 of this Lease, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and that such transferee shall have a net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the "Net Worth") sufficient to satisfy the obligations and responsibilities to be undertaken in connection with such assignment or sublease. "Control," as used in this SECTION 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

                                   ARTICLE 15

                SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES

         15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

         15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this ARTICLE 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

         If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this ARTICLE 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this ARTICLE 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting from such failure to surrender.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

         Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Building or the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. In connection therewith, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two
(2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same periods of time, as set forth above, in connection with any Transfer by Tenant with respect to this Lease to which Landlord has consented, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant and/or such assignee or lender of Tenant, rather than from Tenant to Landlord or Landlord's lender or purchaser.

                                   ARTICLE 18

                                  SUBORDINATION

         This Lease is subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgages or trust deeds, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing to the contrary, Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or deed of trust beneficiaries under any ground lease, mortgage or deed of trust affecting the Project which comes into existence at any time after the date of execution of this Lease but prior to the expiration of the Lease Term ("Future Mortgage") in consideration of, and as a condition precedent to, Tenant's agreement to be bound by the terms of this ARTICLE 18 with respect to such Future Mortgage. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or setoffs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within twenty (20) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

         19.1 DEFAULTS. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

                  19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three
(3) business days of written notice from Landlord that the same is due; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

                  19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

                  19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.

         19.2 REMEDIES UPON DEFAULT. Upon the occurrence of a default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                  19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                           (i) The worth at the time of award of any unpaid rent
which has been earned at the time of such termination; plus

                           (ii) The worth at the time of award of the amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (iii) The worth at the time of award of the amount by
which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (iv) Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                           (v) At Landlord's election, such other amounts in
addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "rent" as used in this SECTION 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in ARTICLE 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

         19.4 EFFORTS TO RELET. For the purposes of this ARTICLE 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                                 ATTORNEYS' FEES

         If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

                                   ARTICLE 21

                                SECURITY DEPOSIT

         Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in SECTION 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

                                   ARTICLE 22

                              intentionally deleted

                                   ARTICLE 23

                                      SIGNS

         23.1 FULL-FLOOR TENANTS. Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

         23.2 MULTI-TENANT FLOOR TENANTS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

         23.3 BUILDING DIRECTORY. Tenant shall be entitled to display Tenant's name on the directory board of the Building and shall be entitled to designate up to one (1) name per one thousand rentable square feet of the Premises to be displayed on the directory board of the Building (the "Directory Allotment"). Tenant shall only be permitted to include upon the Building directory, but within the Directory Allotment, the suite number of the Premises, Tenant's name and the names of Tenant's principal employees. Tenant shall pay for the initial installation of the suite number and names on the directory and for the cost of any subsequent changes to such names.

         23.4 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Building or Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

         Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety or other systems. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations other than structural changes or changes to Building systems. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 25

                                  LATE CHARGES

         If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount, plus any attorneys' fees reasonably incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder, provided, however that with respect to payments that are not regularly scheduled under this Lease, the late charge described above will not begin to accrue until five (5) days following Tenant's receipt of notice of Tenant's failure to pay any such amount when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid on or before the date which is five
(5) days after they are due shall thereafter bear interest until paid at the lesser of (i) the Interest Rate (as such term is defined in SECTION 4.2.3), or (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

         26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent except as otherwise provided in this Lease. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

         26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of SECTION 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in ARTICLE 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this SECTION 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

         Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises within the last six (6) months of the Lease Term to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; or
(iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this ARTICLE 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; and (B) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in such a manner as is reasonably possible so as not to unreasonably interfere with Tenant's access to the Premises or Tenant's normal business functions during the normal business hours for the Building. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 28

                                 TENANT PARKING

         During the Lease Term, Tenant shall rent and pay for the number of parking passes set forth in SECTION 11 of the Summary, which parking passes shall pertain to the Project's existing surface (open air) parking areas and the (covered) parking structure (or such other parking facility or facilities in the Project as may be subsequently substituted by Landlord for such surface parking areas and/or free standing parking structure, or otherwise designated by Landlord from time to time for parking by Tenant's personnel). Tenant shall pay to Landlord for said parking passes on a monthly basis the prevailing rate charged by Landlord (which currently is $45.00 per month for surface passes and $75.00 per month for covered passes) from time to time for parking passes at the location of such passes, plus all applicable parking taxes. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of such parking facilities and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facilities in question at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facilities in question for purposes of permitting or facilitating any such construction, alteration or improvements, as long as Landlord makes available to Tenant within the Project or a reasonable walking distance therefrom, substitute parking passes for Tenant's use. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control delegated by Landlord. The parking passes provided to Tenant pursuant to this ARTICLE 28 are provided solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except to a permitted Transferee under ARTICLE 14.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

         29.1 BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of ARTICLE 14 of this Lease.

         29.2 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

         29.3 MODIFICATION OF LEASE. Should Landlord or any prospective mortgagee or ground lessor for the Building or Project require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

         29.4 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit and upon the transferor's assumption of the Landlord's obligations under this Lease arising from and after the date of such transfer, Landlord shall automatically be released from all liability under this Lease arising from and after the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release

Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         29.5 PROHIBITION AGAINST RECORDING. Except as provided in SECTION 29.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

         29.6 CAPTIONS. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

         29.7 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         29.8 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

         29.9 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         29.10 LANDLORD EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the lesser of (i) the interest of Landlord in and to the Project, or (ii) the equity interest Landlord would have in and to the Project if the Project were encumbered by debt in an amount equal to eighty percent (80%) of the value of the Project. Neither Landlord, nor any of its constituent partners, shall have any personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

         29.11 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

         29.12 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Project.

         29.13 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and except as to Tenant's obligations under ARTICLE 5 of this

Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

         29.14 NOTICES. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in
SECTION 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in SECTION 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is three (3) days following the date of mailing as provided in this SECTION 29.14 or upon the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

         29.15 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

         29.16 AUTHORITY. Each party hereof hereby represents and warrants to the other party that it is a duly formed and existing entity qualified to do business in California and that it has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

         29.17 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

         29.18 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         29.19 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in SECTION 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this SECTION 29.19 shall survive the expiration or earlier termination of the Lease Term.

         29.20 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as expressly provided in this Lease; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

         29.21 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity, without the prior written consent of Landlord.

         29.22 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs mandated by governmental agencies intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy;
(iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees; and (vii) establishing and/or increasing parking fees for single occupancy vehicles.

         29.23 SUCCESSORS. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of ARTICLE 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

         29.24 LANDLORD RENOVATIONS. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Project or any part thereof and that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth in this Lease or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Project, including without limitation the parking facilities, Common Areas, systems and equipment, roof, and structural portions of the same. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations (except for abatement as specifically provided in SECTION 6.4 above). Notwithstanding the foregoing, Landlord agrees that any such Renovations shall be accomplished in such a manner as is reasonably possible so as not to unreasonably interfere with Tenant's access to the Premises or use of the Premises during Tenant's normal business hours.

         29.25 Good Faith. Except for matters for which there is a standard of consent or discretion specifically set forth in this Lease (other than a reasonable standard), and except for matters (i) which could affect the Building Structure, the Building Systems or the Common Areas, (ii) which could affect the exterior appearance of the Building or Project, or (iii) matters covered by
ARTICLE 19 of this Lease, in which case Landlord shall have the right to act in its sole and absolute discretion (but at all times in good faith) as to the matters described in items (i), (ii) and (iii) above (collectively, the "Excepted Matters"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

         IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

                                   "Landlord":

                                   TEN 9 FIFTY, L.L.C., a Delaware limited
                                   liability company


                                   By:  AG ASSET MANAGER, INC., a Delaware
                                   corporation, Manager


                                   By:
                                      ------------------------------------------

                                      Print Name:
                                                 -------------------------------

                                      Its:
                                          --------------------------------------

                                   "Tenant":

                                   UNAPIX ENTERTAINMENT, INC.,
                                   a Delaware corporation

                                   By:
                                      ------------------------------------------

                                     Print Name:
                                                --------------------------------

                                      Its:
                                          --------------------------------------


                                   By:
                                      ------------------------------------------

                                      Print Name:
                                                 -------------------------------

                                      Its:
                                          --------------------------------------

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                    EXHIBIT B

                              RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

         1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

         2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

         3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

         4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

         5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators (if applicable), except between such hours and in such specific elevator as shall be designated by Landlord.

         6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         7. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent the same.

         8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

         9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's prior written consent, but Tenant can hang pictures and normal wall hangings.

         10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         11. Tenant shall not use or keep in or on the Premises, the Building, or the Project, or any portion thereof, any kerosene, gasoline or other inflammable or combustible fluid or material, except for normal office supplies in compliance with all laws.

         12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

         13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

         14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, bicycles or other vehicles.

         15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

         16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

         18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators (if applicable), or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

         19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

         20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators (if applicable) provided for such purposes at such times as Landlord shall designate.

         21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the Building Common Areas.

         24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

         25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

         26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, Project, and the Common Areas, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.

                                    EXHIBIT C

                       FORM OF NOTICE OF LEASE TERM DATES


To:
         -----------------------
         -----------------------
         -----------------------
         -----------------------

         Re: Office Lease dated ____________, 199_ between TEN 9 FIFTY, L.L.C., a Delaware limited liability company ("Landlord"), and _____________________, a _______________________ ("Tenant")
                  concerning Suite ______ on floor(s) __________ of the building located at 10950 Washington Boulevard, Culver City, California.

Gentlemen:

         In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. Substantial Completion of the Premises has occurred, and the Lease Term shall commence on or has commenced on _________________ for a term of ______________________ ending on __________________.

__________________2.       Rent commenced to accrue on ____________________, in
the amount of ___________________.

         3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         4.       Your rent  checks  should  be made  payable  to
 ___________________  _______________________  at
___________________________________.

         5. The exact number of rentable square feet within the Premises is _________ square feet.

         6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _________%.



                                   "Landlord":

                                   [INSERT SIGNATURE BLOCK]

                                   By:
                                      ------------------------------------------
                                        Its:
                                            ------------------------------------


Agreed to and Accepted as of _______________, 19___.

"Tenant":

UNAPIX ENTERTAINMENT, INC.,
a Delaware corporation

By:
         --------------------------------
         Print Name:
                    ---------------------
         Its:
             ----------------------------

                                    EXHIBIT D

                               TENANT WORK LETTER


         Tenant acknowledges and agrees that the Premises have previously been constructed including interior tenant improvements therein, and is satisfactory and shall be accepted by Tenant in its "AS IS" condition as of the date of execution of this Lease and on the Lease Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the Premises pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter.

                                    SECTION 1

                     CONSTRUCTION DRAWINGS FOR THE PREMISES

         Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by _______________, Dated ______ Job. No. _____ (the "Final Space Plan"). Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the "Working Drawings"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard improvement package items, as determined by Landlord. Within five (5) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working
Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "Approved Working Drawings". Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (ii) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "Construction Drawings". The tenant improvements shown on the Approved
Working Drawings shall be referred to herein as the "Tenant Improvements".

                                    SECTION 2

                              OVER-ALLOWANCE AMOUNT

         Landlord shall cause a contractor designated by Landlord (the "Contractor") to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord shall pay for the cost of the design and construction of the Tenant Improvements in an amount up to, but not exceeding, Forty Thousand Eight Hundred Sixty and no/100 Dollars ($40,860.00) (I.E. $20.00 per rentable square foot) (the "Allowance").

                               EXHIBIT D-Page 1

Tenant shall pay for all costs in excess of the Allowance, which payment shall be made to Landlord in cash within ten (10) days after Tenant's receipt of invoice therefor from Landlord. Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of such the Allowance not used to pay for the cost of the design and construction of the Tenant Improvements; provided, however, if the total cost of design and construction of the Tenant Improvements is less than the Allowance provided above, Tenant shall be permitted to use any such difference towards the purchase of furniture, fixtures and equipment to be installed in and to the Premises. Before selecting a Contractor, Landlord shall obtain at least three (3) bids for the construction of the Tenant Improvements from contractors designated by Landlord and Tenant shall within five (5) days of the submission of bids from the last of the three (3) contractors select one (1) of the three (3) contractors to construct the Tenant Improvements.

                                    SECTION 3

                SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

         3.1 SUBSTANTIAL COMPLETION. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the happening of the following: (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor; (ii) the establishment of utilities and services to the Premises; and (iii) the issuance of a Certificate of Occupancy for the Premises.

         3.2 DELAY OF THE SUBSTANTIAL COMPLETION OF THE PREMISES. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, "Tenant Delays"):

                  3.2.1 Tenant's failure to timely approve the Working Drawings or any other matter requiring Tenant's approval;

                  3.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

                  3.2.3 Tenant's request for changes in any of the Construction Drawings;

                  3.2.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

                  3.2.5 Changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Approved Working Drawings; or

                  3.2.6 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Substantial Completion Date (as set forth in SECTION 7.2 of the Summary) shall be deemed to be the date Substantial Completion of the Premises would have occurred if no Tenant Delay or Delays, as set forth above, had occurred. Notwithstanding the foregoing, no Tenant Delay pursuant to Sections 3.2.2 or 3.2.6 above shall be deemed to have occurred unless and until Landlord has provided notice to Tenant (the "Delay Notice"), specifying the action or inaction pursuant to said Section(s) by Tenant which Landlord contends constitutes the Tenant Delay. If such action or inaction is not cured by Tenant within one (1) business day of receipt of such Delay Notice (the "Grace Period"), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Grace Period.

                                    SECTION 4

                                  MISCELLANEOUS

                                 EXHIBIT D-Page 2

         Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant's actions pursuant to this Section 4.


                                 EXHIBIT D-Page 3

                                    EXHIBIT E

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

TO:
         ------------------------
         ------------------------
         ------------------------
         ------------------------
         Attn:
                -----------------

         __________________________________ ("Tenant") hereby certifies as follows:

         1. The undersigned is the Tenant under that certain Office Lease dated ______________, 19___ (the "Lease"), executed by ________________________
("Landlord") as Landlord and the undersigned as Tenant, covering a portion of the property located at __________________________ (the "Property").

         2. Pursuant to the Lease, Tenant has leased approximately ______ square feet of space (the "Premises") at the Property and has paid to Landlord a security deposit of $__________. The term of the Lease commenced on _____________, 19___ and the expiration date of the Lease is ________________,
19___. Tenant has paid rent through _________________, 19___. The next rental payment in the amount of $____________ is due on ________________, 19___. Tenant
is required to pay ____ percent (___%) of all annual operating expenses for the Property in excess of _____________ in accordance with the terms of the Lease.

         3.       Tenant is entitled to use ___________ parking spaces.

         4. The Lease provides for an option to extend the term of the Lease for ____ years. The rental rate for such extension term is as follows: __________________________________
________________________________________________________________________
__________________________________________________. Except as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

         5. True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         6. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease except ____________, and Tenant has accepted and taken possession of the Premises.

         7. To Tenant's actual knowledge, Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises except ______________.

         8. There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows: ____________
________________________________________________________________________________
________________________________________________________________________________

                                 EXHIBIT E-Page 1

________________________________________________________________________________
________________________________________________________________________________

         9. Tenant has no actual or constructive knowledge of any processing, use, storage, disposal, release or treatment of any hazardous or toxic materials or substances on the Premises or the Property except customary office supplies and except as follows (if none, state "none"):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         This Certificate is given to ___________________________________ with the understanding that ________ will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part to _______. Following any such conveyance, Tenant agrees that the Lease shall remain in full force and effect and shall bind and inure to the benefit of the _________ and its successor in interest as if no purchase had occurred.

DATED:  __________________, 19__        "TENANT"

                                        ----------------------------------

                                        ----------------------------------

                [ATTACH LEASE AND AMENDMENTS TO THIS CERTIFICATE]


                                 EXHIBIT E-Page 2

                                  OFFICE LEASE

                              TEN 9 FIFTY, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                  AS LANDLORD,

                                       AND

                           UNAPIX ENTERTAINMENT, INC.,
                             A DELAWARE CORPORATION,

                                    AS TENANT

                       SUMMARY OF BASIC LEASE INFORMATION

         This Summary of Basic Lease Information (the "Summary") is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the "Project," as that term is defined in the Office Lease, commonly known as "TEN 9 FIFTY" located in Culver City, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
(REFERENCES ARE TO THE OFFICE LEASE)       DESCRIPTION
------------------------------------       -----------
1.       Dated as of:                      June ___, 1998.

2.       Landlord:                         TEN 9 FIFTY, L.L.C., a Delaware
                                           limited liability company

3.       Address of Landlord               Ten 9 Fifty, L.L.C.
         (SECTION 29.14):                  c/o Skye Partners 2, Inc.
                                           10950 Washington Boulevard
                                           Culver City, California 90232
                                           Attention:  Property Manager

                                           and

                                           Allen, Matkins, Leck, Gamble, &
                                           Mallory LLP
                                           515 S. Figueroa Street, Suite 700
                                           Los Angeles, California  90071
                                           Attention:  Neil N. Gluck, Esq.

4.       Tenant:                           Unapix Entertainment, Inc.,
                                           a Delaware corporation

5.       Address of Tenant                 200 Madison Avenue, 24th Floor
         (SECTION 29.14):                  New York, NY  10016
                                           Attention: Ivan Saperstein, Esq.
                                           (Prior to Lease Commencement Date)

                                           and

                                          10950 Washington Boulevard, Suite 250
                                          Culver City, California 90232
                                          Attention:  President, West Coast
                                          Productions
                                          (After Lease Commencement Date)

                                          with a copy to

                                          200 Madison Avenue, 24th Floor
                                          New York, NY  10016
                                          Attention: Ivan Saperstein, Esq.

6.       Premises (ARTICLE 1).

         6.1      Building:               The three-story office building
                                          located at 10950 Washington Boulevard
                                          Culver City, California, 90232.


                                      (i)

         6.2                               Premises: Approximately 2,043
                                           rentable square feet of space
                                           located on the second floor of the
                                           Building, as set forth in EXHIBIT A
                                           attached hereto, known as Suite 250.

         6.3      Rentable Square          85,968 rentable square feet
                  Feet of Building:

7.       Term (ARTICLE 2).

         7.1      Lease Term:              Five (5) years months.

         7.2      Lease                    The earlier of (i) the date Tenant
                  Commencement             occupies all or a portion of the
                  Date:                    Premises for the purpose of
                                           conducting business, and (ii) the
                                           date of Substantial Completion of the
                                           Premises, as such term is defined in
                                           the Tenant Work Letter attached
                                           hereto as EXHIBIT D (as such date may
                                           be accelerated pursuant to EXHIBIT
                                           D). The Lease Commencement Date is
                                           anticipated to be June 15, 1998.

         7.3      Lease Expiration         The date immediately preceding the
                  Date:                    fifth (5th) anniversary of the Lease
                                           Commencement Date.

8.       Base Rent (ARTICLE 3):

         8.1  Base Rent


                                                                                                       MONTHLY RENTAL RATE
                                                                          MONTHLY INSTALLMENT OF          PER RENTABLE
         LEASE YEAR                     ANNUAL BASE RENT                       BASE RENT                  SQUARE FOOT
         ----------                     ----------------                  ----------------------       --------------------
              1                          $46,580.40                           $3,881.70                     $1.90

              2                          $48,210.70                           $4,017.56                     $1.966

              3                          $49,898.07                           $4,158.17                     $2.035

              4                          $51,644.50                           $4,303.71                     $2.106

              5                          $53,452.06                           $4,454.34                     $2.180


         8.2      Installment Payable on Execution:                       $3,881.70

9.       Additional Rent
         (ARTICLE 4).

         9.1      Base Year:                The calendar year of 1998.

         9.2      Tenant's Share:           Approximately 2.376%.

10.      Security Deposit                   $13,363.02 payable concurrently with execution of this Lease.
         (ARTICLE 21):


11.      Number of Parking Passes           Three (3) parking passes for every 1,000 rentable square feet of the Premises,
         (ARTICLE 28):                      subject to the terms of ARTICLE 28 of the Office Lease.

12.      Brokers (SECTION 29.19):            Skye Partners 2, Inc.
                                             Lee & Associates


                                      (ii)

                                TABLE OF CONTENTS


ARTICLE 1   PROJECT, BUILDING AND PREMISES........................................................................2

ARTICLE 2   LEASE TERM............................................................................................3

ARTICLE 3   BASE RENT.............................................................................................3

ARTICLE 4   ADDITIONAL RENT.......................................................................................3

ARTICLE 5   USE OF PREMISES.......................................................................................9

ARTICLE 6   SERVICES AND UTILITIES...............................................................................10

ARTICLE 7   REPAIRS..............................................................................................13

ARTICLE 8   ADDITIONS AND ALTERATIONS............................................................................13

ARTICLE 9   COVENANT AGAINST LIENS...............................................................................14

ARTICLE 10   INSURANCE...........................................................................................15

ARTICLE 11   DAMAGE AND DESTRUCTION..............................................................................17

ARTICLE 12   NONWAIVER...........................................................................................18

ARTICLE 13   CONDEMNATION........................................................................................19

ARTICLE 14   ASSIGNMENT AND SUBLETTING...........................................................................19

ARTICLE 15 SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES......................................................22

ARTICLE 16   HOLDING OVER........................................................................................23

ARTICLE 17   ESTOPPEL CERTIFICATES...............................................................................23

ARTICLE 18   SUBORDINATION.......................................................................................24

ARTICLE 19   DEFAULTS; REMEDIES..................................................................................24

ARTICLE 20   ATTORNEYS' FEES.....................................................................................26

ARTICLE 21   SECURITY DEPOSIT....................................................................................26

ARTICLE 23   SIGNS...............................................................................................26

ARTICLE 24   COMPLIANCE WITH LAW.................................................................................27

ARTICLE 25   LATE CHARGES........................................................................................27

ARTICLE 26   LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT................................................28

ARTICLE 27   ENTRY BY LANDLORD...................................................................................28

ARTICLE 28   TENANT PARKING......................................................................................29

ARTICLE 29   MISCELLANEOUS PROVISIONS............................................................................29


EXHIBITS
--------
A        OUTLINE OF PREMISES
B        RULES AND REGULATIONS
C        FORM OF NOTICE OF LEASE TERM DATES
D        TENANT WORK LETTER
E        FORM OF TENANT'S ESTOPPEL CERTIFICATE

                                     (iii)

                             INDEX OF DEFINED TERMS


Additional Rent...................................................................................................3
Adjacent Building.................................................................................................1
Adjacent Buildings................................................................................................1
Alterations......................................................................................................12
Base Rent.........................................................................................................2
Base Year.........................................................................................................2
Brokers..........................................................................................................30
Builder's All Risk...............................................................................................13
Building..........................................................................................................1
Building Common Areas.............................................................................................1
Common Areas......................................................................................................1
Contemplated Effective Date......................................................................................20
Contemplated Transfer Space......................................................................................20
Control..........................................................................................................21
Cost Pools........................................................................................................6
Directory Allotment..............................................................................................25
Estimate..........................................................................................................6
Estimate Statement................................................................................................6
Estimated Excess..................................................................................................6
Excess............................................................................................................6
Expense Year......................................................................................................3
Force Majeure....................................................................................................29
Hazardous Material................................................................................................8
Holidays..........................................................................................................9
Intention to Transfer Notice.....................................................................................20
Interest Rate.....................................................................................................3
Landlord..........................................................................................................1
Landlord Parties.................................................................................................14
Lease.............................................................................................................1
Lease Commencement Date...........................................................................................2
Lease Expiration Date.............................................................................................2
Lease Term........................................................................................................2
Lease Year........................................................................................................2
Net Worth........................................................................................................21
Notices..........................................................................................................29
Operating Expenses................................................................................................3
Premises..........................................................................................................1
Project...........................................................................................................1
Project Common Areas..............................................................................................1
Proposition 13....................................................................................................5
Recapture Term...................................................................................................20
Renovations......................................................................................................31
Rent..............................................................................................................2
Rules and Regulations.............................................................................................1
Security Deposit.................................................................................................25
Six-Month Period.................................................................................................20
Statement.........................................................................................................6
Subject Space....................................................................................................18
Summary...........................................................................................................1
Tax Expenses......................................................................................................2
Tenant............................................................................................................1
Tenant Improvements..............................................................................................14
Tenant's Security System.........................................................................................10
Tenant's Share....................................................................................................2
Transfer.........................................................................................................20
Transfer Notice..................................................................................................18
Transfer Premium.................................................................................................18

                                      (iv)

Transferee.......................................................................................................18
Transferee's Rent................................................................................................19
Transfers........................................................................................................18

                                      (v)